EXHIBIT 99.1

NEWS RELEASE

  NYSE-American: TSX: NG

NOVAGOLD Announces Election of Directors and Voting Results from

2018 Annual Shareholder Meeting

May 7, 2018 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) (“NOVAGOLD” or “the Company”) is pleased to announce the detailed voting results on the items of business considered at its Annual General Meeting of Shareholders held on May 4, 2018 (the “Meeting”). Dr. Diane Garrett was elected as a new Director, and Gerald McConnell retired as a Director after not standing for re-election after more than three decades of service to the Company. A total of 264,921,954 or 82.20% of the Company’s issued and outstanding shares were represented at the Meeting.

“On behalf of the board of Directors (the “Board”) of NOVAGOLD, I would like to express sincere gratitude to Gerry for his extraordinary contribution in transforming a company he founded in 1984 into one of the world’s most significant precious metals mine developers,” said Dr. Thomas Kaplan, NOVAGOLD’s Chairman. “Over the last 33 years, he has served as NOVAGOLD’s Chief Executive Officer, Chairman and a member of the Board, always with a great sense of dedication, steady leadership and exemplary professionalism. We wish him all the best in his personal as well as diverse business endeavors.”

Dr. Diane Garrett joins the Board of Directors of NOVAGOLD

The Company is pleased to announce the election of Dr. Diane Garrett to its Board, effective May 4, 2018. Dr. Garrett currently serves as the President and CEO of Nickel Creek Platinum Corporation, a mining exploration and development company involved in the advancement of a major polymetallic deposit located in the Yukon, Canada. Prior to that, she was President and CEO of Romarco Minerals Incorporated, where she successfully led the multimillion-ounce Haile Gold Mine, located in South Carolina, from discovery to construction and, ultimately, production. Haile is now a state-of-the-art mine providing economic, social and environmental benefit to a diverse group of stakeholders. In addition to her successful mining executive career, Dr. Garrett has broad industry experience including serving as a portfolio manager with a major US-based resource focused fund. Dr. Garrett received her Ph.D. in Engineering and her Masters in Mineral Economics from the University of Texas at Austin.

“Diane embodies what we call the gold standard in corporate leadership, professional integrity and social and environmental responsibility, the qualities we hold in the highest esteem at NOVAGOLD,” added Dr. Kaplan. “Her superb track record of achievement in developing gold projects in the United States will be incredibly valuable for us as we advance Donlin Gold up the value chain.”

Shareholder Engagement

NOVAGOLD’s active shareholder engagement program continues to be a high priority for the Company and is an integral part of our corporate governance practices. The Company’s management is committed to responding to all shareholder inquiries; regardless of the number of shares owned. Following the May 2017 annual shareholder meeting, management and members of the Board’s Compensation Committee and Corporate Governance and Nominations Committees invited 20 of the largest shareholders to meet and discuss, among other things, matters related to executive compensation and corporate governance. Twelve shareholders representing approximately 21.3% of the Company’s outstanding shares accepted our invitation. We undertook this enhanced engagement campaign to ensure that shareholders had a chance to ask questions of and express their views directly to our executive team as well as Board members, so that the Company could implement important changes to its compensation and governance practices.

As a result of this comprehensive engagement, the Company implemented the following changes, described in more detail in the Management Information Circular dated March 22, 2018:

Executive Compensation

-	Implemented a salary freeze in 2018 for two of the three NEOs

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-	Eliminated the individual performance multiplier from the long-term equity compensation formula, which had the potential to increase long-term equity incentive grants above the target amount
-	Extended the vesting period for new stock option and PSU grants to three years
-	Enhanced our description of annual company goals and the factors used to determine whether the targeted performance is achieved
-	Adopted an executive compensation clawback policy

We also note that because the Company stock price underperformed relative to the benchmark gold index, the Performance Share Units that matured in 2017 were forfeited. Since our shareholders were not rewarded with an increase in share price, NOVAGOLD employees did not earn PSU compensation for the period.

Governance Practices

-	Board size was reduced from eleven to ten members
-	Board refreshment has been initiated and diversity as well as professional depth were further enhanced with Dr. Garrett joining its ranks
-	A Board Service Policy limiting the number of outside boards upon which Company Directors may serve was adopted
-	The Board continues to work on advancing a comprehensive set of governance improvements, including considerations such as tenure, board interlocks, independence, diversity and refreshment

During the 2018 proxy season, NOVAGOLD placed calls to or met in person with all of its shareholders owning 50,000 shares or more, representing more than 88% of the Company’s issued and outstanding common shares entitled to vote at the Meeting.

Following the Meeting, the independent Directors selected Anthony Walsh to serve as the Lead Independent Director. The Board also met and appointed Dr. Diane Garrett to serve on the Environment, Health, Safety, Sustainability and Technical Committee and the Corporate Communications Committee; appointed Sharon Dowdall Chair of the Corporate Governance and Nominations Committee; and appointed Gil Leathley to serve on the Corporate Governance and Nominations Committee. As Ms. Dowdall begins her tenure on the Corporate Governance and Nominations Committee, she will no longer serve on the Audit Committee.

Shareholder Voting Results

The Shareholders voted on the following matters at this year’s Meeting.

Proposal 1 – Setting the Number of Directors

The vote was carried to adopt an ordinary resolution setting the number of Directors at ten. The votes were as follows:

Votes For	262,137,059	98.95%
Votes Against	2,768,768	1.05%

Proposal 2 – Election of Directors

The nominees listed in NOVAGOLD’s Management Information Circular were elected as Directors of the Company. Detailed results of the votes are set out below:

Proposal 1	Outcome of the Vote	Votes by Ballot
Election of Directors		Votes For	Votes Withheld
Sharon Dowdall	Carried	200,376,073 (99.04%)	1,942,345 (0.96%)

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Dr. Diane Garrett	Carried	189,110,453 (93.47%)	13,207,966 (6.53%)
Dr. Thomas Kaplan	Carried	199,283,498 (98.50%)	3,034,921 (1.50%)
Gregory Lang	Carried	201,438,722 (99.57%)	879,696 (0.43%)
Gillyeard Leathley	Carried	200,646,018 (99.17%)	1,672,401 (0.83%)
Igor Levental	Carried	199,574,339 (98.64%)	2,744,080 (1.36%)
Kalidas Madhavpeddi	Carried	200,357,419 (99.03%)	1,960,999 (0.97%)
Clynton Nauman	Carried	199,405,945 (98.56%)	2,912,474 (1.44%)
Rick Van Nieuwenhuyse	Carried	172,210,002 (85.12%)	30,108,417 (14.88%)
Anthony Walsh	Carried	200,673,698 (99.19%)	1,644,721 (0.81%)

Proposal 3 – Appointment of Auditors

The vote was carried for the Appointment of the Auditors, PricewaterhouseCoopers LLP. The votes were as follows:

Votes For	262,603,966	99.13%
Votes Withheld	2,301,855	0.87%

Proposal 4 – Say-On-Pay Advisory Vote

The vote was carried on the Say-On-Pay Advisory Vote. The votes were as follows:

Votes For	156,592,282	77.41%
Votes Against	44,756,945	22.12%
Abstentions	953,065	0.47%

Full details of all proposals are fully described in the Company’s Management Information Circular dated March 22, 2018 available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov, and the detailed results of voting on each proposal are included in the Report of Voting Results filed on SEDAR and on EDGAR.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

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